Exhibit (a)(6) under Form N-1A

Exhibit 3(i) under Item 601/Reg. S-K

FEDERATED INTERNATIONAL SERIES, INC.

ARTICLES SUPPLEMENTARY

FEDERATED INTERNATIONAL SERIES, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (the “Corporation”), certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: The Corporation is authorized to issue five billion (5,000,000,000) shares of common stock, par value of $0.0001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is Five Hundred Thousand Dollars ($500,000). These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

SECOND: The Board of Directors of the Corporation hereby reclassifies 500,000,000 shares of the authorized and unissued shares of Federated Global Total Return Bond Fund Class B Shares as authorized but unclassified and unissued shares of Federated Global Total Return Bond Fund.

THIRD: Immediately before the reclassification of shares as set forth in Article SECOND hereto, the Corporation was authorized to issue five billion (5,000,000,000) shares of common stock, par value of $0.0001 per share. The aggregate par value of all shares which the Corporation is authorized to issue is Five Hundred Thousand Dollars ($500,000). The authorized shares were classified as follows:

Class	Number of Shares
Federated Global Total Return Bond Fund Class A shares	500,000,000
Federated Global Total Return Bond Fund Class B shares	500,000,000
Federated Global Total Return Bond Fund Class C shares	500,000,000
Federated Global Total Return Bond Fund Institutional Shares	500,000,000

The remaining three billion (3,000,000,000) shares shall remain unclassified until action is taken by the Board of Directors.

Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will be authorized to issue five billion (5,000,000,000) shares of common stock, par value of $0.0001 per share. The aggregate par value of all shares which the Corporation will be authorized to issue is Five Hundred Thousand Dollars ($500,000). The authorized shares will be classified as follows:

Class	Number of Shares
Federated Global Total Return Bond Fund Class A shares	500,000,000
Federated Global Total Return Bond Fund Class C shares	500,000,000
Federated Global Total Return Bond Fund Institutional Shares	500,000,000

The remaining three billion (3,500,000,000) shares shall remain unclassified until action is taken by the Board of Directors.

FOURTH: The shares of common stock of the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation’s charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms of condition of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation.

FIFTH: The stock has been classified and reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

SIXTH: The Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, FEDERATED INTERNATIONAL SERIES, INC. has caused these presents to be signed in its name and on its behalf by its President, and witnessed by its Assistant Secretary, as of January 17, 2018.

The undersigned, President and Assistant Secretary of the Corporation, hereby acknowledge that these Articles Supplementary are the act of the Corporation, and that to the best of their knowledge, information and belief, all the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under penalties of perjury.

ATTEST:	FEDERATED INTERNATIONAL SERIES, INC.

/s/ George F. Magera	/s/ J. Christopher Donahue
Name: George F. Magera	Name: J. Christopher Donahue
Title: Assistant Secretary	Title: President